CERTIFICATE OF DESIGNATION

           Anthony R. Cucchi and Johan de Muinck Keizer, certify that they are the President, and Secretary, respectfully, of Global Intellicom, Inc., a Nevada corporation (hereinafter referred to as the "Corporation"); that, pursuant to the Corporation's Restated Articles of Incorporation and Section 78.1955 of the Nevada General Corporation Law, the Board of Directors of the Corporation adopted the following resolutions on September 16, 1996; and that none of the Series 3 Convertible Preferred Stock has been issued.

           1. Creation of Series 3 Convertible Preferred Stock. There is hereby created a series of preferred stock consisting of 350,000 shares and designated as the Series 3 Cumulative Preferred Stock, par value $.01 ("Series 3 Preferred Stock"), having the voting powers, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof as are set forth below.

           2. Dividends.

                      (a) The holders of the shares of Series 3 Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends in cash at the annual rate of 6% of the Liquidation Preference (as hereinafter defined). Such dividends shall be payable commencing on June 30, 1997 and, thereafter, in equal semi-annual payments on each December 31 and June 30 (each of such dates being a "Dividend Payment Date"), in preference to dividends on any Common Stock or stock of any other class, ranking, as to dividend rights, junior to the Series 3 Preferred Stock. Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board of Directors of the Corporation at the time such dividend is declared; provided, however, that such date shall not be more than 60 days nor less than 10 days prior to the respective Dividend Payment Date. Each of such semi-annual dividends shall be fully cumulative and shall accrue (whether or not declared and whether or not there shall be funds legally available for the payment of dividends) from the first day of the semi-annual period in which such dividend may be payable as herein provided to the last day of such semi-annual period, except that the dividend for the period ending June 30, 1997 shall accrue from the date of the issuance of the Series 3 Preferred Stock.

                      (b) For any semi-annual dividend period in which dividends are not paid at the rate stated above, on the Dividend Payment Date first succeeding the end of such semi-annual dividend period, such accrued dividends shall be added to the Liquidation Preference of the Series 3 Preferred Stock (solely for the purposes of calculating dividends payable on the Series 3 Preferred Stock pursuant to the first sentence of paragraph 2(a)) effective at the beginning of the semi-annual dividend period succeeding the semi-annual dividend period as to which such dividends were not paid and shall thereafter accrue additional dividends in respect thereof at the rate stated above, until such unpaid dividends have been paid in full, at which time such dividend shall be subtracted (solely for the purpose of calculating dividends payable on the Series 3 Preferred Stock) from the Liquidation Preference.

           3. Voting. (a) Except as otherwise expressly provided herein or provided or required by law, the Series 3 Preferred Stock shall have no voting rights.

                      (b) The holders of Series 3 Preferred Stock shall have the following special voting rights:

                                 (i) On each second  Dividend  Payment Date that
quarterly dividends on Series 3 Preferred Stock shall not have been paid in full as required herein (a "Dividend Default"), then and in each such event, the holders of shares of Series 3 Preferred Stock shall be entitled to elect such number of directors ("Special Directors") as set forth in Section 3(b)(v), hereof, at the next annual meeting of stockholders of the Corporation. The holders of all shares otherwise entitled to vote for directors, voting separately as a class, shall be entitled to elect the remaining members of the Board of Directors. Such special voting right of the holders of shares of Series 3 Preferred Stock may be exercised until all dividends in default on the Series 3 Preferred Stock shall have been paid in full or declared and funds sufficient therefor set aside, and when so paid or provided for together with one additional Dividend Payment Date shall have passed without a Dividend Default, such special voting right of the holders of shares of Series 3 Preferred Stock shall cease and any directors appointed or elected under this Section 3(b) shall resign, but subject always to the same provisions for the vesting of such special voting rights in the event of any such future Dividend Default.

                                 (ii) At any  time  after  such  special  voting
rights shall have so vested in the holders of shares of Series 3 Preferred Stock, the Secretary of the Corporation may, and upon the written request of the holders of record of 10% or more in number of the shares of Series 3 Preferred Stock then outstanding addressed to the Secretary at the principal executive office of the Corporation shall, call a special meeting of the holders of shares of Series 3 Preferred Stock, for the election of the Special Directors to be elected by them as herein provided, to be held within 60 days after such call and at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of stockholders, and if in such case such special meeting is not called or held, the holders of shares of Series 3 Preferred Stock shall be entitled to exercise the special voting rights provided in this paragraph at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Secretary within 30 days after receipt of any such request, then the holders of record of 10% or more in number of the shares of Series 3 Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice given by such person, and for that sole purpose shall have access to the stock books of the Corporation. No such special meeting and no adjournment thereof shall be held on a date later than 60 days before the annual meeting of stockholders. If, at any meeting so called or at any annual meeting held while the holders of shares of Series 3 Preferred Stock have the special voting rights provided for in this paragraph, the holders of not less than 40% of the aggregate voting power of Series 3 Preferred Stock then outstanding are present in person or by proxy, which percentage shall be sufficient to constitute a quorum for the election of additional directors as herein provided, the then authorized number of directors of the Corporation shall be increased by the number of Special Directors to be elected, as of the time of such special meeting or the time of the first such annual meeting held while such holders have special voting rights and such quorum is present, and the holders of shares of Series 3 Preferred Stock, voting as a class, shall be entitled to elect the Special Director or Directors so provided for. If the directors of the Corporation are then divided into classes under provisions of the Certificate of Incorporation of the Corporation or the Bylaws, the Special Director or Directors shall belong to each class of directors in which a vacancy is created as a result of such increase in the authorized number of directors. If the foregoing expansion of the size of the Board of Directors shall not be valid under applicable law, then the holders of shares of Series 3 Preferred Stock, voting as a class, shall be entitled, at the meeting of stockholders at which they would otherwise have voted, to elect a Special Director or Directors to fill any then existing vacancies on the Board of Directors, and shall additionally be entitled, at such meeting and each subsequent meeting of stockholders at which directors are elected, to elect all of the directors then being elected until by such class vote the appropriate number of Special Directors has been so elected.

                                 (iii) Upon the  election at such meeting by the
holders of shares of Series 3 Preferred Stock, voting as a class, of the Special Director or Directors they are entitled so to elect, the persons so elected, together with such persons as may be directors or as may have been elected as directors by the holders of all shares otherwise entitled to vote for directors, shall constitute the duly elected directors of the Corporation. Each Special Director so elected by holders of shares of Series 3 Preferred Stock, voting as a class, shall serve until the next annual meeting or until their respective successors shall be elected and qualified, or if any such Special Director is a member of a class of directors under provisions dividing the directors into classes, each such Special Director shall serve until the annual meeting at which the term of office of such Special Director's class shall expire or until such Special Director's successor shall be elected and shall qualify, and at each subsequent meeting of stockholders at which the directorship of any Special Director is up for election, said special class voting rights shall apply in the reelection of such Special Director or in the election of such Special Director's successor; provided, however, that whenever the holders of shares of Series 3 Preferred Stock shall be divested of the special rights to elect one or more Special Directors as above provided, the terms of office of all persons elected as Special Directors, or elected to fill any vacancies resulting from the death, resignation, or removal of Special Directors shall forthwith terminate (and the number of directors shall be reduced accordingly).

                                 (iv) If, at any time after a special meeting of
stockholders or an annual meeting of stockholders at which the holders of shares of Series 3 Preferred Stock, voting as a class, have elected one or more Special Directors as provided above, and while the holders of shares of Series 3 Preferred Stock shall be entitled so to elect one or more Special Directors, the number of Special Directors who have been so elected (or who by reason of one or more resignations, deaths or removals have succeeded any Special Directors so elected) shall by reason of resignation, death or removal be reduced, the vacancy in the Special Directors may be filled by any one or more remaining Special Director or Special Directors. In the event that such election shall not occur within 30 days after such vacancy arises, or in the event that there shall not be incumbent at least one Special Director, the Secretary of the Corporation may, and upon the written request of the holders of record of 10% or more in number of the shares of Series 3 Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to the Secretary at the principal office of the Corporation shall, call a special meeting of the holders of shares of Series 3 Preferred Stock, for an election to fill such vacancy or vacancies, to be held within 60 days after such call and at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of stockholders, and if in such case such special meeting is not called, the holders of shares of Series 3 Preferred Stock so entitled to vote shall be entitled to fill such vacancy or vacancies at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Secretary within 30 days after receipt of any such request, then the holders of record of 10% or more in number of the shares of Series 3 Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation; no such special meeting and no adjournment thereof shall be held on a date later than 60 days before the annual meeting of stockholders.

                                 (v) On September 30, 1997, in the event that by
such date there has been a Dividend Default relating to the dividend due on June 30, 1997, the holders of Series 3 Preferred Stock shall be entitled to elect a number of directors sufficient to constitute 15% of the total number of directors of the Company. On the second subsequent Dividend Payment Date on which there has been a Dividend Default, the holders of the Series 3 Preferred Stock shall be entitled to elect a number of directors sufficient to constitute an additional 15% of the total number of directors of the Company, and, thereafter, after each second subsequent Dividend Payment Date on which there has been a Dividend Default, the holders of the Series 3 Preferred Stock shall be entitled to elect a number of directors constituting an additional 15% of the Board of Directors.

           In the event that the size of the Board of Directors is increased at any time during which any Special Director is serving thereon, such vacancies shall be filled first by Special Directors elected by the holders of the Series 3 Preferred Stock until the appropriate number of Special Directors shall have been so elected.

           4. Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of shares of Series 3 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of any stock ranking on liquidation, dissolution or winding up junior to the Series 3 Preferred Stock (with respect to rights on liquidation, dissolution or winding up, the Series 3 Preferred Stock shall rank prior to the Common Stock), an amount equal to $10.00 per share of Series 3 Preferred Stock plus an amount equal to all accumulated and unpaid dividends thereon, whether or not declared, to the date of such distribution (the "Liquidation Preference"). If upon any liquidation, dissolution or winding up the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders or shares of Series 3 Preferred Stock the full amounts to which they respectively shall be entitled, the holders of shares of Series 3 Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. In the event of any liquidation, dissolution or winding up of the Corporation, after payment shall have been made to the holders of shares of Series 3 Preferred Stock of the full amounts to which they respectively shall be entitled as aforesaid, holders of any class or classes of stock ranking on liquidation, dissolution or winding up junior to the Series 3 Preferred Stock shall be entitled, to the exclusion of the holders of shares of Series 3 Preferred Stock, to share, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its stockholders. Neither the merger or consolidation of the Corporation into or with another corporation or the merger or consolidation of any other corporation into or with the Corporation, or the sale, transfer or other disposition of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

           5. Conversion. The holders of Series 3 Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                      (a) Each share of Series 3 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into Common Stock as more fully described below. The number of shares of fully paid and nonassessable Common Stock into which each share of Series 3 Preferred Stock may be converted shall be determined by dividing $10.00 plus all accrued but unpaid dividends on the Series 3 Preferred Stock by the Conversion Price (as hereinafter defined) in effect at the time of conversion. The Conversion Price shall initially be $10.00 subject to adjustment as provided in Section 6 below.

                      (b) No fractional shares of Common Stock shall be issued upon conversion of the Series 3 Preferred Stock and in lieu of any fractional shares to which the holder would otherwise be entitled, the number of shares of Common Stock issuable upon conversion shall be rounded to the nearest whole number.

                      (c) The holder of any shares of Series 3 Preferred Stock may exercise the conversion right pursuant to Section 4(a) as to any part thereof by delivering to the Corporation during regular business hours, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when the aforesaid delivery is made and such date is referred to herein as the "Conversion Date". As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such person shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series 3 Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series 3 Preferred Stock representing the unconverted portion of the certificate so surrendered.

                      (d) The Corporation shall, at all times when Series 3 Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of Series 3 Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series 3 Preferred Stock.

                      (e) All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and non-assessable.

           6. Call Option. The Corporation shall have the option to call all or part of the shares of Series 3 Preferred Stock by providing the holder thereof a notice of not less than five (5) "trading days." A trading day shall mean a day during which the exchange or organization where the Common Stock of the Corporation is traded is open for business. Receipt of a notice exercising this call option by the holders of the Series 3 Preferred Stock shall not prejudice the rights of the holder thereof under Section 5 hereof. The exercise price of the call option shall be equal to the Liquidation Preference and shall be payable within three (3) business days after the expiration of the five trading day call period.

           7. Adjustments. The Conversion Price initially shall be $10.00. The Conversion Price from time to time in effect shall be subject to adjustment (to the nearest tenth of a cent) from time to time as follows:

                      (a) In the event the Corporation at any time or from time to time effects a subdivision or combination of its outstanding Common into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of its outstanding Series 3 Preferred Stock, then and in each such event the Conversion Price shall be decreased or increased proportionately.

                      (b) In case of any  merger  (other  than a merger in which the Corporation is not the continuing or surviving entity) or any reclassification of the Common Stock of the Corporation, each share of the Series 3 Preferred Stock shall thereafter be convertible into that number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock issuable upon conversion of a share of Series 3 Preferred Stock immediately prior to such merger or reclassification would have been entitled upon such merger or reclassification. In any such case, appropriate adjustment (as determined by the Board of Directors in good faith) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series 3 Preferred Stock, such that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any share of stock or other property thereafter issuable upon conversion.

                      (c) Whenever the Conversion Price shall be adjusted as provided in this Paragraph 6, the Corporation shall forthwith file, at the office of the Corporation or of any transfer agent designated as transfer agent for the Series 3 Preferred Stock, a statement, certified by the President of the Corporation, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class mail, postage prepaid, to each holder of record of Series 3 Preferred Stock at such holder's address as shown in the records of the Corporation.

                      (d) In the event the Corporation shall propose to take any action of the types described in this Paragraph 6, the Corporation shall give notice to each holder of Series 3 Preferred Stock, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of the shares of Series 3 Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to that date so fixed, and in case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action.

           8. Ranking. Notwithstanding any other provisions hereof, the Series 3 Preferred Stock shall be of equivalent preference to all other existing series of Preferred Stock of the Corporation, in all respects, including without, limitation, payment of dividends. The Corporation shall issues no securities senior in preference to the Series 3 Preferred Stock so long as any shares of Series 3 Preferred Stock are outstanding, in any respect, including without limitation, liquidation preferences or payment of dividends, but may issue securities of equivalent preference thereto.

           9. Transferability. The shares of Series 3 Preferred Stock may not be sold, transferred, assigned, pledged or otherwise encumbered by the holder thereof unless all outstanding shares of Series 3 Preferred Stock are transferred, assigned, pledged or otherwise encumbered to one person or entity.

           10. Notices. Any notices required to be given to the holder of the Series 3 Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to the holder of record at its address appearing on the books of the Corporation.

           IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Series 3 Convertible Preferred Stock to be duly executed by its Chairman of the Board of Directors and Chief Executive Officer, and Secretary, this 16th day September, 1996.




                                                /s/ Anthony R. Cucchi
                                                --------------------------
                                                Anthony R. Cucchi

                                                /s/ Johan de Muinck Keizer
                                                --------------------------
                                                Johan de Muinck Keizer

STATE OF NEW YORK      }
                       }
COUNTY OF NEW YORK     }


           On September 16, 1996, before me, _________________, a notary public in and for the County of New York, the State of New York, personally appeared Anthony R. Cucchi and Johan de Muinck Keizer, personally known to me to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and official seal.



Signature_________________________
                                                             (Seal)